Exhibit 99.1

Investor Relations Contact:
Thomas Gay, CFO
Sigma Designs, Inc.
Tel: (408) 957-9794
IR@sigmadesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS THIRD QUARTER
FISCAL 2013 RESULTS

MILPITAS, CA, December 5, 2012 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leader in connected media platforms, today reported financial results and business highlights for its third fiscal quarter ended October 27, 2012.

Net revenue for the third quarter of fiscal 2013 was $63.9 million, down $4.4 million, or 6%, from $68.3 million reported in the previous quarter and up $24.2 million, or 61%, from $39.7 million reported for the same period last year.

GAAP net loss for the third quarter of fiscal 2013 was $39.5 million, or $1.18 per diluted share.  This compares to GAAP net loss of $13.4 million, or $0.41 per diluted share, for the previous quarter and GAAP net loss of $121.6 million, or $3.78 per diluted share, in the same period last year.

Non-GAAP net loss for the third quarter of fiscal 2013 was $9.1 million, or $0.27 per diluted share.  This compares to non-GAAP net loss of $4.1 million, or $0.12 per diluted share, for the previous quarter and non-GAAP net loss of $2.7 million, or $0.08 per diluted share, during the same period one year ago.  Non-GAAP adjustments for the third quarter consisted of $2.0 million in amortization expense for acquired intangibles related to acquisitions, $2.5 million in non-cash stock-based compensation expenses, $1.1 million of inventory mark-up, $0.8 million in restructuring expense associated with our cost reduction program, $5.7 million settlement payment, $17.9 million reserve against our deferred income tax assets and $0.4 million in expenses associated with our acquisition of Trident’s DTV business.  The reconciliation between GAAP and non-GAAP net income (loss) for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Management Comment

“Sigma is strictly focused and committed to returning to profitability in Q1 and to that end we continue to drive our $45 million cost reduction plan to achieve this goal,” said Thinh Tran, CEO of Sigma Designs.  “Accordingly, the Company has taken and will continue to take the steps necessary to reach profitability in our first quarter of fiscal 2014 including the natural synergies we are pursuing in the merger of our media processor and DTV research and development expenses.  We have executed the initial phase of our cost reduction and reorganization plan by reducing headcount by 44 employees in North America resulting in annual savings of $6.3 million.  As we proceed with our strategy of combining our media processor development and support teams with the DTV team acquired from Trident, we have identified significant cost efficiencies to be achieved by converging on a single technology platform to serve both markets.  As previously announced, additional operating expense reductions of $33.7 million will become effective at the beginning of fiscal 2014.  This will be accompanied by product cost reductions totaling $5.0 million for fiscal 2014.”

Recent Highlights
•
We announced the launch of our SMP8680 series of media processors with integrated HPNA home connectivity for IPTV and hybrid Set-Top Boxes (STBs).  These media processors also feature 3D video, integrated graphics processing, video scaling, DDR3 memory support, customizable UI and a power efficient CPU that can deliver Over-the-Top (OTT) content.

•
We announced a collaboration with European market leader LEA® to provide the first-to-market over-the-top thin client set top box with HomePlug AV powerline connectivity, ensuring Plug and Play installation and unmatched data transfer quality.  LEA’s new NetPlayer HD® is powered by Sigma Designs’ SMP8671 secure media processor and CG2210 chipset HomePlug® AV modem with ClearPath™ technology.

•
We announced that Devolo®, the European leader in Powerline communication (PLC) solutions, has selected Sigma’s CG2210 HomePlug AV® as the basis for their new Powerline 200 AV Diversity+ adaptor.  The CG2210 chipset with ClearPath™ technology supports diversity technology by enabling the additional use of the protective ground wire, creating multiple transmission channels for improving overall throughput, higher robustness and better coverage.

•
We announced that Comtrend’s PG9141s Powerline Single Port Adapter, which is based on Sigma’s HomePlug AV® chipset, has won the 2012 Communications Technologies Platinum Award in home networking announced at the 2012 SCTE Cable-Tec Expo in Orlando.

Investor Conference Call

The conference call relating to Sigma’s third quarter fiscal 2013 results will take place following this announcement at 5:00 PM ET today, December 5, 2012.  Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR or www.earnings.com.  Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 10 minutes early to register and download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR or www.earnings.com.  The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes amortization of acquired intangibles and developed technologies, stock-based compensation, the mark-up on purchased inventory sold during the period, acquisition-related expenses, restructuring charges, a settlement payment, write-down of acquisition-related goodwill and intangible assets, the reserve of deferred income tax assets and the gain upon acquisition of the DTV business that Sigma recognized in accordance with GAAP.  Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports.  As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis.  The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures.  For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates.  Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities.  Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about taking the steps necessary to reach profitability in the first quarter of fiscal 2014, becoming profitable in the first quarter of fiscal 2014, the amount of the anticipated savings from Sigma’s expense reduction efforts and the anticipated features, benefits and market acceptance of Sigma’s products.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, the financial results for the third quarter of fiscal 2013 are different than the results set forth in this press release, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the ability to recognize the anticipated savings from our restructuring efforts, the rate of growth of the IPTV, connected home technologies, digital TV, connected media player and prosumer and industrial audio/video markets in general, Sigma’s integration of the assets and employees related to the DTV business it recently acquired from Trident Microsystems, Inc., the ramp in demand from Sigma’s set-top box, television and telecommunication customers, Sigma’s ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of Sigma’s SoCs to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks detailed from time to time in Sigma’s SEC reports, including Sigma’s quarterly report on Form 10-Q as filed with the SEC on September 10, 2012.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.
Sigma Designs, Inc. (NASDAQ: SIGM) is a leader in connected media platforms.  The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading IPTV set-top boxes, connected televisions, connected media players, residential gateways, home control systems and more.  For more information about Sigma Designs, please visit www.sigmadesigns.com.

###

SIGMA DESIGNS, INC.
PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)

	October 27, 2012	January 28, 2012
Assets

Current Assets:
Cash and cash equivalents	$49,331	$44,283
Short-term marketable securities	17,366	42,134
Restricted cash	1,768	1,769
Accounts receivable, net	37,872	21,180
Inventories	30,529	22,037
Deferred tax assets	2,170	4,832
Prepaid expenses and other current assets	23,515	7,234
Total current assets	162,551	143,469

Long-term marketable securities	30,403	62,022
Software, equipment and leasehold improvements, net	21,699	19,609
Intangible assets, net	44,349	45,656
Deferred tax assets, net of current portion	874	16,595
Long-term investments	6,445	6,443
Other non-current assets	6,112	3,430

Total assets	$272,433	$297,224

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$22,482	$8,438
Accrued liabilities	42,116	24,081
Total current liabilities	64,598	32,519

Other long-term liabilities	15,096	16,230
Total liabilities	79,694	48,749

Shareholders’ equity	192,739	248,475

Total liabilities and shareholders' equity	$272,433	$297,224

SIGMA DESIGNS, INC.
PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended			Nine months ended
	October 27, 2012	July 28, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Net revenue	$63,905	$68,251	$39,725	$172,414	$147,051
Cost of revenue	38,422	37,671	21,723	95,256	86,263
Gross profit	25,483	30,580	18,002	77,158	60,788
Gross margin percent	39.9%	44.8%	45.3%	44.8%	41.3%

Operating expenses:
Research and development	26,741	27,975	21,633	76,505	65,034
Sales and marketing	12,774	7,795	8,545	27,457	25,475
General and administrative	6,007	9,489	4,828	21,875	15,460
Gain on acquisition	---	(1,417)	---	(1,417)	---
Restructuring charges	821	---	---	821	---
Write-down of goodwill, intangible assets and acquired in-process R&D	---	---	111,278	---	111,278
Total operating expenses	46,343	43,842	146,284	125,241	217,247

Loss from operations	(20,860)	(13,262)	(128,282)	(48,083)	(156,459)
Interest and other income (expense), net	299	242	542	1,032	2,095

Loss before income taxes	(20,561)	(13,020)	(127,740)	(47,051)	(154,364)
Provision for (benefit from) income taxes	18,890	398	(6,165)	19,520	(5,157)

Net loss	$(39,451)	$(13,418)	$(121,575)	$(66,571)	$(149,207)

Net loss per share:
Basic	$(1.18)	$(0.41)	$(3.78)	$(2.02)	$(4.67)
Diluted	$(1.18)	$(0.41)	$(3.78)	$(2.02)	$(4.67)

Shares used in computing net loss per share:
Basic	33,383	33,052	32,139	33,032	31,928
Diluted	33,383	33,052	32,139	33,032	31,928

SIGMA DESIGNS, INC.
RECONCILIATION OF PRELIMINARY GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(Unaudited)
(In thousands, except per share data)

	Three months ended				Nine months ended
	October 27, 2012	July 28, 2012		October 29, 2011	October 27, 2012	October 29, 2011
GAAP net loss	$(39,451)		$(13,418)	$(121,575)	$(66,571)	$(149,207)

Items reconciling GAAP net loss to non-GAAP net loss:
Included in cost of revenue:
Stock-based compensation	(130)		(133)	(123)	(380)	(352)
Amortization of acquired intangibles	(1,591)		(1,590)	(2,701)	(4,676)	(8,066)
Acquisition expenses	(101)		---	---	(101)	---
Mark-up on inventory acquired in business combinations sold during the period	(1,078)		(2,529)	(3)	(3,607)	(71)
Total related to cost of revenue	(2,900)		(4,252)	(2,827)	(8,764)	(8,489)

Included in operating expenses:
Research and development:
Stock-based compensation	(1,375)		(1,508)	(1,544)	(4,346)	(4,760)
Amortization of acquired intangibles	(34)		(33)	(31)	(100)	(98)
Acquisition expenses	---		(1,417)	---	(1,417)	---
Sales and marketing:
Stock-based compensation	(457)		(483)	(475)	(1,412)	(1,634)
Amortization of acquired intangibles	(360)		(360)	(2,033)	(1,082)	(6,086)
Settlement payment	(5,700)		---	---	(5,700)	---
Acquisition expenses	---		(257)	---	(257)	---
General and administrative:
Stock-based compensation	(539)		(626)	(664)	(1,940)	(2,387)
Acquisition expenses	(251)		(1,781)	---	(2,501)	(89)

Restructuring charges	(821)		---	---	(821)	---
Gain on acquisition	---		1,417	---	1,417	---
Write-down of acquisition related goodwill and intangible assets	---		---	(111,278)	---	(111,278)
Total related to operating expenses	(9,537)		(5,050)	(116,025)	(18,159)	(126,332)

Deferred tax assets	(17,932)		---	---	(17,932)	---
Net effect of non-GAAP adjustments	(30,369)		(9,302)	(118,852)	(44,855)	(134,821)

Non-GAAP net loss	$(9,082)		$(4,116)	$(2,723)	$(21,716)	$(14,386)

Non-GAAP net loss per diluted share	$(0.27)	$	(0.12)	$(0.08)	$(0.66)	$(0.45)